 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2012

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Our cash and cash equivalents were $27,001,000 as of December 31, 2011. Our audited consolidated financial statements will not be available until after the offering described under Item 7.01 below is complete.

Item 7.01. Regulation FD Disclosure

On February 15, 2012, Protalix BioTherapeutics, Inc. (the “Company”) issued a press release announcing that it intends, subject to market conditions, to offer and sell shares of its common stock in an underwritten public offering (the “Offering”). Jefferies & Company, Inc. is acting as the sole book-running manager for the Offering and each of Canaccord Genuity Inc. and Oppenheimer & Co. Inc. are acting as co-managers for the Offering. The Company expects to grant the underwriters a 30-day option to purchase additional shares of its common stock to cover over-allotments, if any. The Offering is subject to market conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 2.02, Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

In connection with the Offering described in Item 7.01, the Company has updated the risk factors in its periodic reports filed under the Securities Exchange Act of 1934, as amended. A copy of the updated risk factors is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated February 15, 2012.
99.2	Risk Factors.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: February 15, 2012	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer

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